UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

McMoRan Exploration Co. (McMoRan) privately negotiated transactions to induce conversion of $15 million of its $130 million of 6% Convertible Senior Notes due in 2008 (the Notes), into 1,052,631 shares of McMoRan common stock based on the $14.25 per share conversion price under terms of the Notes. McMoRan paid an aggregate $0.9 million in the transactions and expects to record an approximate $0.9 million charge to expense in the first quarter of 2006. McMoRan funded approximately 50 percent of the cash payment from restricted cash held in escrow for funding of the first six semi-annual interest payments on the Notes and the remaining portion with its available unrestricted cash. As a result of these transactions, the annual interest cost savings are estimated to approximate $0.9 million. After giving effect to this conversion, McMoRan common shares outstanding total approximately 25.7 million shares. These transactions are in reliance on the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By: /s/ C. Donald Whitmire, Jr.
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C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: February 6, 2006